                                                                     EXHIBIT (Y)

                     MONTHLY CERTIFICATEHOLDERS' STATEMENT
                          Discover Card Master Trust I
                        Series 1999-6 Monthly Statement
                      Class A Certificate CUSIP #25466KCN7
                      Class B Certificate CUSIP #25466KCP2

Distribution Date: September 15, 2000          Month Ending:  August 31, 2000

Pursuant to the Series Supplement dated as of December 14, 1999 relating to the Pooling and Servicing Agreement dated as of October 1, 1993 by and between Discover Bank (formerly Greenwood Trust Company) and U.S. Bank National Association, as Trustee, as amended, the Trustee is required to prepare certain information each month regarding current distributions to investors and the performances of the Trust. We have set forth below this information for the Distribution Date listed above, as well as for the calendar month ended on the date listed above.

1.   Payments for the benefit of investors in Series 1999-6 on this Distribution Date (per $1000 of Class Initial Investor Interest)
     -------------------------------------------------------------------------------------------------------------------------------

     Series  1999-6                                     Total           Interest              Principal
         Class A      30 days at 6.850000000%        $5.708333333      $5.708333333        $0.000000000

         Class B      30 days at 7.100000000%        $5.916666667      $5.916666667        $0.000000000

2.   Principal Receivables at the end of August, 2000
     ------------------------------------------------
 (a) Aggregate Investor Interest                        $25,024,100,524.16

     Seller Interest                                     $8,239,858,548.93

     Total Master Trust                                 $33,263,959,073.09

 (b) Group One Investor Interest                        $25,024,100,524.16

 (c) Series 1999-6 Investor Interest                       $789,474,000.00

 (d) Class A Investor Interest                             $750,000,000.00

     Class B Investor Interest                              $39,474,000.00

3.   Allocation of Receivables Collected During August, 2000
     -------------------------------------------------------

                                                                     Finance Charge          Principal         Yield Collections /
                                                                      Collections           Collections        Additional Funds
 (a) Allocation of Collections between Investors and Seller

     Aggregate Investor Allocation                                   $384,169,831.84      $3,966,065,763.05            $0.00

     Seller Allocation                                               $127,872,275.40      $1,320,118,894.49            $0.00

 (b) Group One Allocation                                            $384,169,831.84      $3,966,065,763.05            $0.00

 (c) Series 1999-6 Allocations                                        $12,101,091.12        $124,928,402.02            $0.00

 (d) Class A Allocations                                              $11,495,857.35        $118,680,131.75            $0.00

     Class B Allocations                                                 $605,233.77          $6,248,270.27            $0.00

 (e) Principal Collections as a monthly percentage of Master Trust Receivables
     at the beginning of August, 2000                                                                  15.59%

 (f) Finance Charge Collections as a monthly percentage of Master Trust Receivables
     at the beginning of August, 2000                                                                   1.51%

 (g) Total Collections as a monthly percentage of Master Trust Receivables
     at the beginning of August, 2000                                                                  17.10%

4.   Information Concerning the Series Principal Funding Accounts ("SPFA")
     ---------------------------------------------------------------------
                        Deposits into the       Deficit Amount
                          SPFAs on this           on this         SPFA            Investment
                        Distribution Date       Distribution    Date Balance        Income
     Series 1999-6           $0.00                 0.00           $0.00             $0.00

5.   Information Concerning Amount of Controlled Liquidation Payments
     ----------------------------------------------------------------
                                                                                        Total Payments
                         Amount Paid on this                 Deficit Amount             through this
                          Distribution Date             on this Distribution Date       Distribution Date
     Series 1999-6              $0.00                             $0.00                       $0.00

6.   Information Concerning the Series Interest Funding Accounts ("SIFA")
     --------------------------------------------------------------------
                                          Deposits into the SIFA
                                         on this Distribution Date    SIFA Balance

     Series 1999-6                             $4,514,804.50           $9,029,609.00

7.   Pool Factors for August, 2000
     -----------------------------
     Class A                                                 1.00000000

     Class B                                                 1.00000000

8.   Investor Charged-Off Amount
     ---------------------------
                                                           Cumulative Investor
                                           August, 2000    Charged-Off Amount
 (a) Group One                           $106,396,129.62            $0.00

 (b) Series 1999-6                         $3,351,406.47            $0.00

 (c) Class A                               $3,183,786.51            $0.00

     Class B                                 $167,619.96            $0.00

 (d) As an annualized percentage of
     Principal Receivables at the
     beginning of August, 2000                      5.09%             N/A

9.   Investor Losses for August, 2000
     --------------------------------
                                                            Per $1,000 of Initial
                                                 Total     Series Investor Interest
 (a) Group One                                     $0.00          $0.00

 (b) Series 1999-6                                 $0.00          $0.00

 (c) Class A                                       $0.00          $0.00

     Class B                                       $0.00          $0.00

10.  Reimbursement of Investor Losses for August, 2000
     -------------------------------------------------
                                                            Per $1,000 of Initial
                                                 Total     Series Investor Interest
 (a) Group One                                     $0.00          $0.00

 (b) Series 1999-6                                 $0.00          $0.00

 (c) Class A                                       $0.00          $0.00

     Class B                                       $0.00          $0.00

11.  Aggregate Amount of Unreimbursed Investor Losses for August, 2000
     -----------------------------------------------------------------
                                                            Per $1,000 of Initial
                                                 Total     Series Investor Interest
 (a) Group One                                     $0.00          $0.00

 (b) Series 1999-6                                 $0.00          $0.00

 (c) Class A                                       $0.00          $0.00

     Class B                                       $0.00          $0.00

12.  Investor Monthly Servicing Fee payable on this Distribution Date
     ----------------------------------------------------------------
 (a) Group One                                            $41,772,291.26

 (b) Series 1999-6                                         $1,315,790.00

 (c) Class A                                               $1,250,000.00

     Class B                                                  $65,790.00

13.  Class Available Subordinated Amount at the end of the Distribution Date
     -----------------------------------------------------------------------
                                                             As a percentage of
                                              Total        Class A Invested Amount

     Series 1999-6 Class B                $67,105,290.00       8.9474%

14.  Total Available Credit Enhancement Amounts
     ------------------------------------------

                                                             Shared Amount  Class B Amount
 (a) Maximum Amount on this Distribution Date                    $0.00      $31,578,960.00

 (b) Available Amount on this Distribution Date                  $0.00      $31,578,960.00

 (c) Amount of Drawings on Credit Enhancement
       on this Distribution Date                                 $0.00               $0.00

 (d) Credit Enhancement Fee on this
       Distribution Date                                                        $22,354.00

15.  Delinquency Summary
     -------------------

     Master Trust Receivables Outstanding at the end of August, 2000      $33,775,035,299.09

                         Delinquent Amount  Percentage of Ending
     Payment Status      Ending Balance     Receivables Outstanding
     30-59 days            $735,124,850.64          2.18%

     60-179 days         $1,316,239,839.55          3.90%

16.  Excess Spread Percentages on this Distribution Date (1)
     -------------------------------------------------------

 (a) Group One (2)                               4.51%

 (b) Series 1999-6 (3)                           4.40%

17.  Net Charge-Offs on this Distribution Date (4)
     ---------------------------------------------

     Charge-offs net of recoveries as an annualized percentage of
     Principal Receivables at the beginning of August, 2000                     4.40%

                                 U.S. BANK NATIONAL ASSOCIATION
                                 as Trustee

                              BY:
                                 -------------------------------------

                                        Vice President

-------------------------------------------------

 (1) For series in Group One, investors should refer only to the higher of the Group Excess Spread Percentage (Item 16(a)) and the Series Excess Spread Percentage (Item 16(c)) in assessing the current performance of the Trust and the Receivables.

 (2) Group Excess Spread is the sum of the Series Excess Spreads (as described below) for each series in the Group. The Group Excess Spread Percentage is equal to the Group Excess Spread, multiplied by twelve, divided by the Series Investor Interests for each series in the Group.

 (3) Series Excess Spread is the difference between (a) the sum of Finance Charge Collections, Yield Collections, Additional Funds and Investment Income for any Class of this Series (see Item 3(e)), and (b) the sum of
     (i) the monthly interest for each Class of this Series (see Item 1), (ii) the monthly servicing fee for each Class of this Series (see Item 12(d)),
     (iii) the Investor Charge-Off Amount (see Item 8(c)), and (iv) the Credit Enhancement Fee (see Item 14(d)), in each case for this Distribution Date. The Series Excess Spread Percentage is equal to the Series Excess Spread, multiplied by twelve, divided by the Series Investor Interest for this Series.

 (4) For purposes of allocations to investors, recoveries are treated as Finance Charge Collections and are included as such in Item 3 above.

                    MASTER SERVICER'S CERTIFICATE STATEMENT

                          Discover Card Master Trust I

                        Series 1999-6 Monthly Statement

                                  CREDIT CARD
                           PASS-THROUGH CERTIFICATES

     The undersigned, a duly authorized representative of Discover Bank (formerly Greenwood Trust Company), as Master Servicer pursuant to the Pooling & Servicing Agreement dated as of October 1, 1993, as amended (the "Pooling & Servicing Agreement") and the Series Supplement, dated as of December 14, 1999 (the "Series Supplement") by and between Discover Bank and U.S. Bank National Association, as Trustee, does hereby certify as follows with respect to the Seies Supplement for the Discover Card Master Trust I, Series 1999-6 Master Trust Certificates for the Distribution Date occurring on September 15, 2000:

 1. Discover Bank (formerly Greenwood Trust Company) is Master Servicer under the Pooling and Servicing Agreement.

 2.  The undersigned is a Servicing Officer of Discover Bank as Master Servicer.

 3.  The aggregate amount of Collections processed during August, 2000
     is equal to                                                                                    $5,798,226,764.78

 4.  The aggregate amount of Class A Principal Collections processed during
     August, 2000 is equal to                                                                         $118,680,131.75

 5.  The aggregate amount of Class A Finance Charge Collections processed
     during August, 2000 is equal to                                                                   $11,495,857.35

 6a. The aggregate amount of Class A Principal Collections recharacterized as
     Series Yield Collections during August, 2000 is equal to                                                   $0.00

 6b. The aggregate amount of Class A Additional Funds for this Distribution
     date is equal to                                                                                           $0.00

  7. The amount of drawings under the Credit Enhancement required to be made on the related Drawing Date pursuant to the Series Supplement:

     (a)  with respect to the Class A Required Amount Shortfall                                                 $0.00
          is equal to

     (b)  with respect to the Class A Cumulative Investor Charged-Off                                           $0.00
          Amount is equal to

     (c)  with respect to the Class A Investor Interest is equal to                                             $0.00

 8.  The sum of all amounts payable to the Class A Certificateholders
     on the current Distribution Date is equal to                                                               $0.00

 9.  The aggregate amount of Class B Principal Collections processed during
     August, 2000 is equal to                                                                            $6,248,270.27

10.  The aggregate amount of Class B Finance Charge Collections processed
     during August, 2000 is equal to                                                                       $605,233.77

11a. The aggregate amount of Class B Principal Collections recharacterized as
     Series Yield Collections during August, 2000 is equal to                                                    $0.00

11b. The aggregate amount of Class B Additional Funds for this Distribution
     date is equal to                                                                                            $0.00

 12. The amount of drawings under the Credit Enhancement required to be made on the related Drawing Date pursuant to the Series Supplement:

     (a)  with respect to the Class B Required Amount Shortfall                                                  $0.00
          is equal to

     (b)  with respect to the Class B Cumulative Investor Charged-Off                                            $0.00
          Amount is equal to

     (c)  with respect to the Class B Investor Interest is equal to                                              $0.00

13.  The sum of all amounts payable to the Class B Certificateholders
     on the current Distribution Date is equal to                                                                $0.00

14.  Attached hereto is a true copy of the statement required to be delivered by the Master Servicer on the date of this Certificate to the Trustee pursuant to
     Section 16 of the Series Supplement.

     IN WITNESS WHEREOF, the undersigned has duly executed and delivered certificate this 15th day of September, 2000.

 Series 1999-6

                           DISCOVER BANK
                           as Master Servicer

                           By:
                              -------------------------------------
                           Assistant Vice President and Assistant
                           Treasurer